                                                                    Exhibit 11.1


                                                VENTANA MEDICAL SYSTEMS, INC.
                                                  NET LOSS PER COMMON SHARE
                                                         HISTORICAL


                                                                 THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                      JUNE 30                         JUNE 30
                                                                --------------------            --------------------
                                                                1995            1996            1995            1996
                                                                ----            ----            ----            ----
                                                                    (Unaudited)                     (Unaudited)
Net loss                                                    $  (869,000)    $  (743,000)    $(1,704,000)    $(11,049,000)
Less accretion of preferred stock redemption                   (579,000)       (604,000)     (1,183,000)      (1,219,000)
   requirement                                              -----------     -----------     -----------     ------------
Net loss                                                    $(1,448,000)    $(1,347,000)    $(2,887,000)    $(12,268,000)
                                                            ===========     ===========     ===========     ============


Weighted average common shares
   outstanding                                                  929,468       1,383,286         915,812        1,250,047
Common stock equivalents pursuant to
   SAB No. 83:
Stock, options and warrants issued
   within one year of initial filing
   (May 24, 1996)                                             1,092,779       1,092,779       1,092,779        1,092,779
                                                            -----------     -----------     -----------     ------------
Weighted average common shares and
   common share equivalents outstanding
   during the period                                          2,022,247       2,476,065       2,008,591        2,342,826
                                                            ===========     ===========     ===========     ============

Net loss per share                                          $     (0.72)    $     (0.54)    $     (1.44)    $      (5.24)
                                                            ===========     ===========     ===========     ============

                                                                    Exhibit 11.1



                          VENTANA MEDICAL SYSTEMS, INC.
                            NET LOSS PER COMMON SHARE
                                    PRO FORMA


                                                     THREE MONTHS ENDED               SIX MONTHS ENDED
                                                          JUNE 30                         JUNE 30
                                                    --------------------            --------------------
                                                    1995            1996            1995            1996
                                                    ----            ----            ----            ----
                                                        (Unaudited)                     (Unaudited)

Net loss                                        $  (869,000)    $  (743,000)    $(1,704,000)    $(11,049,000)
Less accretion of preferred stock redemption
   requirement                                           --              --              --               --
                                                -----------     -----------     -----------     ------------

Net loss                                        $  (869,000)    $  (743,000)    $(1,704,000)    $(11,049,000)
                                                ===========     ===========     ===========     ============


Weighted average common shares
   outstanding                                      929,468       1,383,826         915,812        1,250,047
Assumed conversion of Class A, C, and D
   preferred shares                               6,594,236       6,626,679       6,546,990        6,619,152
Assumed exercise of warrants to purchase
   Class D preferred stock                           34,085          34,085          34,085           34,085
Common stock equivalents pursuant to
   SAB No. 83:
Stock, options and warrants issued
   within one year of initial filing
   (May 24, 1996)                                 1,092,779       1,092,779       1,092,779        1,092,779
                                                -----------     -----------     -----------     ------------
Weighted average common shares and
   common share equivalents outstanding
   during the period                              8,650,568       9,137,369       8,589,666        8,996,063
                                                ===========     ===========     ===========     ============

Net loss per share                              $     (0.10)    $     (0.08)    $     (0.20)    $      (1.23)
                                                ===========     ===========     ===========     ============

                                                                    Exhibit 11.1


                          VENTANA MEDICAL SYSTEMS, INC.
                            NET LOSS PER COMMON SHARE
                   CONDENSED CONSOLIDATED PRO FORMA STATEMENTS


                                                         SIX MONTHS ENDED
                                                             JUNE 30
                                                      ---------------------
                                                      1995             1996
                                                      ----             ----
                                                           (Unaudited)
Net loss                                          $(13,527,000)    $ (1,153,000)
                                                  ============     ============


Weighted average common shares
   outstanding                                         915,812        1,250,047
Assumed conversion of Class A, C, and D
   preferred shares                                  6,546,990        6,619,152
Assumed exercise of warrants to purchase
   Class D preferred stock                              34,085           34,085
Common stock equivalents pursuant to
   SAB No. 83:
Stock, options and warrants issued
   within one year of initial filing
   (May 24, 1996)                                    1,092,779        1,092,779
Shares of common stock issued in connection
   with the initial public offering to be used
   to retire acquisition debt                        1,890,907        1,890,907
                                                  ------------     ------------

Weighted average common shares and
   common share equivalents outstanding
   during the period                                10,480,573       10,886,970
                                                  ============     ============

Net loss per share                                $      (1.29)    $      (0.11)
                                                  ============     ============